--------------------------------------------------------------------------------
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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2000.

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                             ATLANTIS PLASTICS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FLORIDA                                         06-1088270
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                          1870 The Exchange, Suite 200
                                Atlanta, Georgia
                                     30339
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               ATLANTIS PLASTICS, INC. DEFERRED COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                 ANTHONY F. BOVA
                      President and Chief Executive Officer
                             Atlantis Plastics, Inc.
                          1870 The Exchange, Suite 200
                             Atlanta, Georgia 30339
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (800) 497-7659
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                              --------------------

                          Copies of Communications to:
                            KATHERINE M. KOOPS, ESQ.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600

                              --------------------

                                                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
          TITLE OF SECURITIES                AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
                 TO BE                        TO BE           OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
              REGISTERED                   REGISTERED                UNIT                  PRICE                  FEE
-------------------------------------------------------------------------------------------------------------------------------
Atlantis Plastics, Inc.                  $1,500,000 (1)            100% (2)            $1,500,000 (2)          $396 (2)
Deferred Compensation Plan
Obligations.........
-------------------------------------------------------------------------------------------------------------------------------

(1) The Atlantis Plastics, Inc. Deferred Compensation Plan Obligations are unsecured obligations of the Registrant to pay benefits in the future in accordance with the terms of the Atlantis Plastics, Inc. Deferred Compensation Plan (the "Plan") for a select group of eligible employees.

(2)  Estimated solely for the purpose of determining the registration fee.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (1) Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 1-9487).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's obligations (the "Obligations") under the Plan are unsecured general obligations of the Registrant to pay benefits in the future in accordance with the terms of the Plan.

         Under the Plan, a participant may elect to defer a portion of his or her compensation otherwise payable to the participant. Deferred amounts will be credited with rates of return selected by the participant in accordance with investment elections made by a participant.

         Benefits under the Plan are generally payable upon a scheduled distribution date at the election of the participant or upon termination of employment, retirement or death. Participants are also permitted to request hardship or other distributions, which may be permitted only at the discretion of the Plan Administrator. Benefits will be distributed to participants in the form of a cash lump sum payment.

         Under the Plan, a participant's right to the Obligations cannot be transferred, assigned, subject to garnishment, attachment or other legal equitable process without the prior written consent of the Company or by operation of law. The Obligations are not convertible into another security of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each participant will be responsible for acting independently with respect to, among other things, the making of investment elections and giving of notices.

         The Registrant may modify, amend or terminate the Plan at any time. No such modifications or amendments shall have the effect of retroactively changing or depriving any participants of benefits already accrued under the Plan.

         All benefits provided under the Plan will be paid from the general assets of the Registrant and no separate fund has been established to secure payment. Notwithstanding the foregoing, the Registrant has established a grantor trust to assist it in funding the Obligations and any payments made to a participant or to a beneficiary of a participant from the trust will relieve the Registrant from any further obligations under the Plan to the extent of such payments.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the Obligations registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability in the event the director breaches or fails to perform his duties as a director and such director's breach of, or failure to perform, such duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; and (e) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the Registrant or a shareholder. The statute does not affect a directors' responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER                               DESCRIPTION
------                               -----------
3.1     Articles of Incorporation. [Incorporated herein by reference to Exhibit 3.1 to Registrant's Form 8-B filed with the Commission on June 7, 1994.]

3.2     Bylaws. [Incorporated herein by reference to Exhibit 3.2 to Registrant's
        Form 8-B filed with the Commission on June 7, 1994.]

4.1 Articles of Incorporation, filed as Exhibit 3.1, and Bylaws of Registrant, filed as Exhibit 3.2, are incorporated herein by reference.

5.1     Opinion of Powell, Goldstein, Frazer & Murphy LLP.


                                      II-3


23.1     Consent of Powell, Goldstein, Frazer & Murphy LLP (included in
         Exhibit 5.1)

23.2     Consent of Ernst & Young LLP

23.3     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney (see signature pages to this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 30th day of March, 2000.

                               ATLANTIS PLASTICS, INC.

                                By:  /s/ Paul Rudovsky
                                     ---------------------------------------
                                     Paul Rudovsky
                                     Chief Financial Officer, Treasurer and
                                     Executive Vice President--
                                     Finance and Administration (Principal
                                     Financial Officer)

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl W. Powell and Phillip T. George, M.D., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                               TITLE
            ---------                               -----
/s/ Earl W. Powell                          Chairman of the Board                            Date: March 30, 2000
-----------------------------------
 Earl W. Powell


/s/ Phillip T. George                       Director and Vice Chairman                       Date: March 31, 2000
-----------------------------------
 Phillip T. George, M.D.


/s/ Anthony F. Bova                         President, Chief Executive Officer and Director  Date: March 30, 2000
-----------------------------------         (Principle Executive Officer)
 Anthony F. Bova


/s/ Paul Rudovsky                           Executive Vice President, Finance and            Date: March 30, 2000
-----------------------------------         Administration (Principal Financial Officer)
Paul Rudovsky

/s/ Charles D. Murphy, III                  Director                                         Date: April 3, 2000
-----------------------------------
Charles D. Murphy, III

/s/ Chester B. Vanatta                      Director                                         Date: March 31, 2000
-----------------------------------
Chester B. Vanatta


/s/ Larry D. Horner                         Director                                         Date: March 30, 2000
-----------------------------------
Larry D. Horner


/s/ Cesar L. Alvarez                        Director                                         Date: March 30, 2000
-----------------------------------
Cesar L. Alvarez

                                  EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
   3.1          Articles of Incorporation.  [Incorporated herein by reference to Exhibit 3.1 to
                Registrant's Form 8-B filed with the Commission on June 7, 1994.]

   3.2          Articles of Incorporation.  [Incorporated herein by reference to Exhibit 3.1 to
                Registrant's Form 8-B filed with the Commission on June 7, 1994.]

   4.1          Articles of Incorporation, filed as Exhibit 3.1, and Bylaws of Registrant, filed as
                Exhibit 3.2, are incorporated herein by reference.

   5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP.

  23.1          Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).

  23.2          Consent of Ernst & Young LLP.

  23.3          Consent of PricewaterhouseCoopers LLP

  24            Power of Attorney (see signature page to this Registration Statement).
